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                                  Exhibit 99.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael V. Valenza, the Senior Vice President-Finance and Chief Financial Officer of Radnor Holdings Corporation (the "Company"), hereby certifies that:

         The Company's Form 10-Q Quarterly Report for the period ended March 28, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 7, 2003                     /s/ Michael V. Valenza
                                   --------------------------------------------
                                            Michael V. Valenza
                                            Senior Vice President-Finance and
                                            Chief Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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